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           AMENDMENT TO GRAY COMMUNICATIONS SYSTEMS, INC.'S
                     1992 LONG TERM INCENTIVE PLAN

         (As adopted by the Board of Directors on February 22, 1996 and approved by the Stockholders on September 3, 1996.)

         RESOLVED, that subject to the approval of the shareholders of the Company, the 1992 Long Term Incentive Plan is hereby amended to delete subsection (u) of Section II in its entirety and substitute in lieu thereof the following:

              "(u) Stock means the authorized and unissued shares of the Company's Class A Common Stock and Class B Common Stock or shares of the Company's Class A Common Stock or Class B Common Stock held in its treasury."

         RESOLVED, that subject to the approval of the shareholders of the Company, the 1992 Long Term Incentive plan is hereby amended by adding a new first sentence to Section 4 thereof as follows:

              "There is hereby reserved for issuance under the Plan an aggregate of 600,000 shares of Stock, of which 200,000 shares shall be the Company's Class A Common Stock and 400,000 shares shall be the Company's Class B Common Stock."

         RESOLVED, that subject to the approval of the shareholders of the Company, 400,000 shares of Class A Common Stock previously reserved for issuance pursuant to the 1992 Long Term Incentive Plan are hereby no longer reserved for issuance pursuant thereto and 400,000 shares of Class B Common Stock are hereby reserved for issuance pursuant to the 1992 Long Term Incentive Plan.